UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (earliest event reported):                     November 15, 2004

TAUBMAN CENTERS, INC.

(Exact name of registrant as specified in its charter)

Michigan (State of other jurisdiction of incorporation)	1-11530 (Commission File Number)	38-2033632 (I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan (Address of principal executive office)	48303-0200 (Zip Code)

Registrant’s telephone number, including area code: (248) 258-6800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 8.01 OTHER EVENTS.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
Computation of Ratio of Earnings to Combined Fixed Charges
Federal Income Tax Considerations

Item 8.01 OTHER EVENTS.

     In connection with the “safe harbor” provisions of the Private Securities Litigation Act of 1995, Taubman Centers, Inc. (the “Company”) is filing as Exhibit 99 a description of the material U.S. Federal income tax considerations relating to the Company’s taxation as a real estate investment trust for Federal income tax purposes and the ownership and disposition of the Company’s securities. This description replaces and supersedes prior descriptions of the Federal income tax treatment of the Company and the ownership and disposition of the Company’s securities contained in its existing filings with the Securities and Exchange Commission (“SEC”), including the prospectus filed with the SEC on September 19, 1997.

     This Form 8-K includes forward-looking statements. These forward-looking statements are identified by using words such as “anticipate,” “believe,” “intend,” “may be,” “will be,” and similar words or phrase, or the negative thereof. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements include, among others, the factors discussed in the description of material U.S. Federal income tax considerations included in this Form 8-K. For all forward-looking statements contained herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

     The Company is also filing as Exhibit 12 the computation of the Company’s Ratio of Earnings to Combined Fixed Charges and Preferred Dividends for the nine months ended September 30, 2004 and the years ended December 31, 2003, 2002, 2001, 2000 and 1999.

Item 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

12	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

99	Federal Income Tax Considerations

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2004	TAUBMAN CENTERS, INC.
/s/ Lisa A. Payne
Lisa A. Payne
Executive Vice President and Chief Financial and Administrative Officer

3

EXHIBIT INDEX

12	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Dividends

99	Federal Income Tax Considerations

4